UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2018

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX (Address of principal executive offices)	75013 (zip code)

(972) 881-2900
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On April 9, 2018, pursuant to the Company’s 2005 Employee Stock and Incentive Plan, as amended and restated (the “Plan”), the Company issued Restricted Stock Units, Performance Shares and Performance-Based Cash Awards (as such terms are defined in the Plan) (the “2018 Awards”) to the Company’s named executive officers. Except for the Restricted Stock Units, the determination of the amount of the 2018 Awards which each such individual may receive is subject to, and calculated by reference to (i) the achievement by the Company and/or a business unit thereof of performance goals measured by adjusted EBITDA and/or revenue for the 2018 fiscal year (subject to adjustment) and/or (ii) the comparative performance of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index (the “TSR Awards”).  The Restricted Stock Units and TSR Awards are also subject to three year vesting based upon continued employment.

The foregoing 2018 Awards were issued pursuant to the Plan. A copy of the Plan is included in the Company’s Proxy Statement dated June 2, 2016 as filed with the Securities and Exchange Commission.

Pursuant to the foregoing, the following named executive officers received the following Restricted Stock Units:

Name	Number of Restricted Stock Units

Michael Willoughby	21,823
Thomas Madden	10,029
Travis Hess	14,125
Elizabeth Johnson	5,416

The amount of the other 2018 Awards to which the Company’s named executive officers will be entitled, if any, will be disclosed in the Company’s Proxy Statement for its 2019 Annual Meeting or when Item 402 of Regulation S-K otherwise requires such disclosure.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2018
PFSweb, Inc. By: /s/ Thomas J. Madden Name:Thomas J. Madden Title: Executive Vice President and Chief Financial and Accounting Officer